Exhibit 10.13
	Limited Partnership Agreement

	OF

	GLADSTONE DEVELOPMENT, LIMITED PARTNERSHIP
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	TABLE OF CONTENTS
Article											   Page

I.	DEFINITIONS		 1

II.	ORGANIZATIONAL MATTERS		 5
	2.01	Formation		 5
	2.02	Name		 6
	2.03	Principal Office		 6
	2.04	Term		 6
	2.05	Filings		 6
	2.06	Company Property		 6

III.	PURPOSE		 6
	3.01	Purpose of the Company		 6

IV.	CAPITAL CONTRIBUTIONS		 6
	4.01	Capital Contributions		 6
	4.02	Capital Accounts		 6
	4.03	Deficit Capital Balance		 7
	4.04	Allocation		 8
	4.05	Interest		 8
	4.06	No Withdrawal		 8
	4.07	Loans		 8
	4.08	Additional Capital Contributions		 8
	4.09	Company Unit Represented by Certificate		 8
	4.10	Form of Certificate		 8
	4.11	Neither Responsible for Other's Commitments		 8

V.	ALLOCATIONS AND DISTRIBUTIONS		 9
	5.01	Allocation Among Class A Unit Holders		 9
	5.02	Allocation Among Class B Unit Holders		 9
	5.03	Allocation of Start Up Costs		 9
	5.04	Allocation of Losses  		 9
	5.05	Allocation of Profits		10
	5.06	Distributions		10
	5.07	Allocation in the Event of Transfer		11
	5.08	Qualified Income Offset		11

VI.	MANAGEMENT AND OPERATION OF BUSINESS		12
	6.01	General Partner		12
	6.02	Removal of General Partner		12
	6.03	Management of Company		12
	6.04	Restrictions on the Authority of the General Partner		12
	6.05	Outside Activities 		13
	6.06	Management Fee		14
	6.07	Administrative Compensation		14
	6.08	Devotion of Time		14
	6.09	Indemnification		15
	6.10	Cost Reimbursement		15

VII.	BOOKS, RECORDS, ACCOUNTING AND REPORTS		16
	7.01	Books and Records		16
	7.02	Accounting		16
	7.03	Fiscal Year		16

VIII.	TAX MATTERS		16
	8.01	Tax Matters Partner		16
	8.02	Taxation as a Partnership		17

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IX.	TRANSFER OF UNITS		17
	9.01	Transfer		17
	9.02	Transfer of Units by a Partner		17
	9.03	Option to Company to Purchase Unit(s) on Lifetime Transfer
	18
	9.04	Option to Partners to Purchase Unit(s) on Lifetime Transfer
		19
	9.05	Termination of Restrictions on Lifetime Transfer		19
	9.06	Option to Company to Purchase Unit(s) on Death		19
	9.07	Option to Partners to Purchase Unit(s) on Death		20
	9.08	Termination of Restrictions on Transfer at Death		20
	9.09	Restrictions on Transfers		21
	9.10	Issuance of Certificates		21
	9.11	Compliance With Applicable Law		21
	9.12	Lost, Stolen or Destroyed Certificates		21

X.	ADMISSION OF SUBSTITUTE AND ADDITIONAL PARTNERS		21
	10.01	Admission of Substitute Partners		21
	10.02	Admission of Additional Partners		22

XI.	DISSOLUTION		22
	11.01	Events Causing Dissolution		22
	11.02	Procedure on Dissolution		23
	11.03	Filing Certificate of Cancellation		24
	11.04	Return of Capital		24
	11.05	Withdrawal of Limited Partner  . . . . . . . . . . . . . . . .
 . . . . . . . . . . . . . . . 	24

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XII.	AMENDMENT OF AGREEMENT, MEETINGS, RECORD DATE		24
	12.01	Amendments		24
	12.02	Limitations on Amendments		24
	12.03	Meetings		24
	12.04	Adjournment		24
	12.05	Waiver of Notice; Consent to Meeting; Approval of Minutes
	25
	12.06	Quorum		25
	12.07	Action Without a Meeting		25

XIII.	POWER OF ATTORNEY		25
	13.01	Power of Attorney		25

XIV.	GENERAL PROVISIONS		27
	14.01	Notices		27
	14.02	Captions		27
	14.03	Pronouns and Plurals		27
	14.04	Binding Effect		27
	14.05	Integration		27
	14.06	Waiver		27
	14.07	Counterparts		28
	14.08	Applicable Law		28
	14.09	Invalidity of Provisions		28
	14.10	Limitation of Liability		28

	SIGNATURE PAGE		28
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Limited Partnership Agreement

	OF

	GLADSTONE DEVELOPMENT, LIMITED PARTNERSHIP



	THIS LIMITED PARTNERSHIP AGREEMENT (the "Agreement") is made and entered
into this  	 day of                            , 1997, by and among
GLADSTONE DEVELOPMENT, LIMITED PARTNERSHIP, a Florida Limited Partnership (the "Company"), and the persons, partnerships, corporations or other entities who execute this Agreement, and thereby agree to contribute to the capital of the Company and to be bound by the provisions of the Agreement (each of whom, whether the holder of Class B Units or Class A Units, are sometimes referred to as "Partner").

	NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

	ARTICLE I.
	DEFINITIONS

	As used in this Agreement (except as may be otherwise expressly provided herein or unless the context otherwise requires), the following terms shall have the following meanings.

	1.01	Act.  The term "Act" shall mean the Florida Revised Uniform Limited
Partnership  Act (1986), Fla.Stat. Sec. 620.101, et seq., as it may be amended from time to time, and any successor to such act.

	1.02	Affiliate.  The term "Affiliate" shall mean any Person (as defined in Section 1.24) who directly or indirectly controls, is controlled by, or is under common control with, such Person. As used in this definition of "Affiliate," the term "control" means either (i) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise, or (ii) a direct or indirect equity interest of ten percent (10%) or more in the entity.

	1.03	Agreement.  The term "Agreement" shall mean this Limited Partnership
Agreement, as it may be amended or supplemented from time to time.

	1.04	Certificate of Limited Partnership.  The term "Certificate of Limited
Partnership"  shall mean the Certificate of Limited Partnership of this Company, filed with the Florida  Department of State in accordance with the Act.
	1.05	Assignee.  The term "Assignee" shall mean a Person to whom one (1)
or more Units have been transferred, by transfer or assignment or otherwise, in a manner permitted under this Agreement, and who has agreed to be bound by the

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terms of this Agreement but who has not become a Substitute Partner.

	1.06	Business Day.  The term "Business Day" shall mean the days Monday through Friday of each calendar week, except legal holidays recognized as such by either the government of the United States or of the State of Florida .

	1.07	Capital Account.  The term "Capital Account" shall mean a separate capital account established for each Partner by the Company pursuant to Section
4.02 hereof and maintained in the manner and for the purposes provided in
ARTICLE IV.

	1.08	Capital Contribution.  The term "Capital Contribution" shall mean the sum of the total amount of cash and the total value of property contributed or services rendered, or a promissory note or other binding obligation to contribute cash or property or to perform services contributed to the Company by all Partners, or any one (1) Partner, as the case may be (or the predecessor holders of any Units of any such Partners).

	1.09	Class B Unit.  The term "Class B Unit" shall mean a Unit representing an interest in the Company, other than a Class A Unit, issued from time to time to those Partners who have executed a certain Joint Venture Agreement and have timely remitted the appropriate funds thereunder.

	1.10	Class A Unit.  The term "Class A Unit" shall mean a Unit representing an interest in the Company, other than a Class B Unit, issued to COVENTRY
CORPORATION, a Kansas corporation, d/b/a Coventry Corporation of the Republic,
Inc., upon the formation of the Company.

	1.11	Code.  The term "Code" shall mean the Internal Revenue Code of 1986, as amended (or any corresponding provisions of succeeding law).

	1.12	Company.  The term "Company" shall mean this limited partnership formed by the filing of the Company's Certificate of Limited Partnership with the Florida Department of State.

	1.13	Company Property.  The term "Company Property" shall mean all property, whether real or personal, tangible or intangible, and whether owned, leased or acquired by the Company from time to time.

	1.14	Distributable Cash Funds.  The term "Distributable Cash Funds" shall mean all the cash funds of the Company other than (i) Net Cash Proceeds and (ii)
proceeds from a Sale in connection with a dissolution of the Company under
Section 11.02, which the General Partner, in the General Partner's sole discretion, determines are not (i) needed for the payment of existing or anticipated Company obligations and expenditures, including capital expenditures, (ii) required by law to be reserved, or (iii) needed for repair or replacement of Company Property (whether for capital or non-capital items).  The General Partner shall use good faith efforts, in light of the existing and anticipated
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financial conditions, in determining the availability of Distributable Cash
Funds for payment to the Partners to enable them to pay their federal and state income tax liability that may be imposed upon the Partner's share of the Company's Profits and Losses.

	1.15	Initial Capital Contribution.  The term "Initial Capital
Contribution" means for purposes of this Agreement, with respect to any Partner, the amount of money contributed to and received by the Company with respect to the Units held by such Partner as set forth on Schedule "1."

	1.16	Joint Venture Agreement.  The term "Joint Venture Agreement" shall mean for purposes of this Agreement, that certain joint venture agreement between the General Partner and Affiliates of the Class B Unit Holders, to which this Agreement has been attached and entitled Exhibit 3.1.

	1.17	General Partner.  The term "General Partner" shall mean that Person or those Persons named or appointed as General Partner(s) of the Company pursuant to Section 6.01.

	1.18	Majority-in-Interest.  The term "Majority-in-Interest" shall mean, with respect to any agreement or vote of the Partners, one (1) or more of the Partners whose combined Sharing Ratios in the Class B and Class A Units, at the time of any such agreement or vote, exceed ninety-two percent (92%) of the then outstanding Class B and Class A Units held by all Partners.

	1.19	Partner.  The term "Partner" shall mean those individuals executing this Agreement as Partners of the Company on the signature pages attached hereto.
Provided, the term "Limited Partner" shall mean only those Persons who have subscribed for and acquired one or more Class B Units.

	1.20	Net Cash Proceeds.  The term "Net Cash Proceeds" shall mean the net cash (including both principal and interest) realized by the Company from a
Sale, after retirement  of applicable mortgage debt, payment of all expenses related to the transaction, payment of or provision for, Company debts and obligations, and establishment and maintenance of such reserves as the
General Partner, in its sole discretion, may deem necessary or appropriate for anticipated capital gain taxes, obligations, contingencies, capital improvements, replacements and working capital of the Company.

	1.21	Return.  The term "Return" shall mean that point in time when cash distributions remitted from the Company to the Class B Unit holders equal the aggregate Initial Capital Contributions of the Class B Unit holders.

	1.22	A Unit Period Return Amount.  The term "A Unit Period Return

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Amount"
shall mean an amount payable to each holder of Class A Units and which shall accrue until Return for any fiscal year at an annual rate equal to ten percent (10%) of such Class A Unit Holder's Initial Capital Contribution.

  	1.23	B Unit Period Return Amount.  The term "B Unit Period Return Amount"
shall mean an amount payable to each holder of Class B Units and which shall accrue until Return for any fiscal year at an annual rate equal to ten percent
(10%) of such Class B Unit Holder's Initial Capital Contribution.

	1.24	Person.  The term "Person" shall mean any natural person, limited liability company, partnership, corporation, trust, association or other legally recognized entity.

	1.25	Prime Rate.  The term "Prime Rate" means the prime rate in effect from time to time as published in the Money Rates Section of the Wall Street Journal, or its successor.

	1.26	Project Facility.  The term "Project Facility" shall mean any facility operated or licensed by Sterling House Corporation, the ownership and operation of which is intended to be the primary business purpose of the Company.

	1.27	"Profits" and "Losses".  The terms "Profits" and "Losses" shall mean respectively, at all times during the existence of the Company, the income or loss of the Company for federal income tax purposes and income of the Company exempt from tax for such purpose, determined as of the close of the Company's calendar year, including, without limitation, each item of Company income, gain, loss, deduction and credit.

	1.28	Record Holder.  The term "Record Holder" shall mean the Person in whose name each Unit is registered on the books and records of the Company as of the close of business on a particular Business Day.

	1.29	Sale.  The term "Sale" shall mean and include the sale, exchange, condemnation or similar eminent domain taking, casualty or other disposition of all or any portion of the Company Property which is not in the ordinary course of business, and the sale of easements, rights of way or similar interests in the Company Property or any other similar items which in accordance with the accounting methods used by the Company are attributable to capital; provided, however, that the term "Sale" shall not refer to any transaction to the extent gain or loss is not recognized, or is elected not to be recognized, under any applicable section of the Code.

	1.30	Sharing Ratio.  The term "Sharing Ratio" shall mean for any Partner the proportion obtained by dividing (i) the number of Units (either Class B
Units, Class A Units, or both, as the case may be) held by such Partner in the
Company by (ii) the sum of all Units (either Class B Units, Class A Units, or both, as the case may be) issued and outstanding in the Company; provided, that in the event of any assignment by a Partner of a Unit in the Company, the
Sharing
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Ratio of such Partner shall be proportionately reduced, based upon the number of
Units assigned compared to the total number of Units owned by such Partner, and the assignee of such Unit or Units shall succeed to a proportionate share of the
Sharing Ratio of his assignor that is attributable to the Unit or Units transferred to such Assignee.

	1.31	Start Up Costs.  The term "Start Up Costs" shall mean all costs and expenses delineated under Section 195 (c)(1) of the Code.

	1.32	Substitute Partner.  The term "Substitute Partner" shall mean an
Assignee of the Unit(s) who has been admitted as a Partner pursuant to the provisions of this Agreement, in place of his/her assignor. A Substitute Partner, upon his/her admission as such, shall replace and succeed to the rights, privileges and liabilities of the Partner from whom he acquired his/ her Unit(s) to the extent of the Unit(s) so transferred.

	1.33	Supermajority-in-Interest.  The term "Supermajority-in-Interest"
shall mean, with respect to any agreement or vote of the Partners, one (1) or more of the Partners whose combined Sharing Ratios as to each Class B and Class A Units, then outstanding at the time of any such agreement or vote, equal or exceeds ninety-nine percent (99%) of each of the Class B and Class A Units held by all Partners.

	1.34	Tax Matter Partner.  The term "Tax Matter Partner" shall mean the
Person designated pursuant to Section 8.01.

	1.35	Treasury Regulations.  The term "Treasury Regulations" shall mean the
Income Tax regulations promulgated under the Code, as such Regulations may be amended (including corresponding provisions of succeeding regulations).

	1.36	Unit.  The term "Unit" shall collectively mean the Class B Units and the Class A Units and any fraction of such Units.

	ARTICLE II.
	ORGANIZATIONAL MATTERS

	2.01		Formation.  The Company shall be formed as a limited
partnership pursuant to the provisions of the Act. The rights and obligations of the Partners, and the affairs of the Company, shall be governed first by the mandatory provisions of the Act, second by the Company's Certificate of Limited Partnership , third by this Agreement and fourth by the optional provisions of the Act. In the event of any conflict among the foregoing, the conflict shall be resolved in the order of priority set forth in the preceding sentence.

	2.02		Name.  The name of the Company shall be "GLADSTONE DEVELOPMENT,
LIMITED PARTNERSHIP."

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	2.03		Principal Office.  The principal office of the Company in the
State of Florida shall be located at 4801 N.W. 53rd Avenue, Gainesville, Florida
32606.  The Company may also maintain offices at such other place or places as the General Partner deems advisable.

	2.04		Term.  The Company shall commence upon the filing for record of the Company's Certificate of Limited Partnership  with the Florida  Secretary of State and shall continue thereafter for 100 years unless earlier terminated by law or until the earlier dissolution in accordance with ARTICLE XI.

	2.05		Filings.  Upon the request of the General Partner, the Partners shall immediately execute and deliver all such certificates and other instruments conforming hereto as shall be necessary for the General Partner to accomplish all filing, recording, publishing and other acts appropriate to comply with all requirements for the formation and operation of a limited partnership under the laws of the State of Florida  and for the formation, qualification and operation of a limited partnership  in all jurisdictions where the Company shall propose to conduct business.

	2.06		Company Property.  All property owned by the Company, whether real or personal, tangible or intangible, shall be deemed to be owned by the
Company as an entity, and no Partner, individually, shall have any ownership of such property.  The Company shall hold its assets in its own name.  No Limited
Partner shall have the right to require the partition or sale of any property owned by the Company.  The interest of any Partner in the Company (as represented by their A Units or B Units) will be personal property for all purposes.

	ARTICLE III.
	PURPOSE

	3.01		Purpose of the Company.  The purpose for which the Company is formed is the transaction of any and all lawful business for which limited partnerships may be organized under the Act.

	ARTICLE IV.
	CAPITAL CONTRIBUTIONS

	4.01		Capital Contributions.  Each Partner shall contribute to the capital of the Company an amount equal to such Partner's Capital Contribution in exchange for a corresponding number of Units as set forth on Schedule "1"
attached hereto.  Each Partner shall be credited with an initial capital account equal to the amount of their respective Initial Capital Contribution.

	4.02		Capital Accounts.  A separate Capital Account shall be
maintained by the Company for each of the Partners in accordance with the capital
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accounting rules of Section 704(b) of the Code, and the Treasury Regulations
thereunder. Adjustments shall be made in each Partner's Capital Account as required by the capital accounting rules of Section 704(b) of the Code and the Treasury Regulations.

	Upon any contribution of money or other property to the Company (other than a de minimis amount) as consideration for an interest in the Company, or upon the dissolution of the Company or a distribution of money or other property
(other than a de minimis amount) by the Company as consideration for an interest in the Company, the book values of Company Property and the Capital
Accounts of the Partners may be adjusted in accordance with Treasury
Regulation Section 1.704-1(b)(2)(iv)(f), if in the discretion of the General
Partner such adjustment would be helpful in maintaining compliance with the requirements of Treasury Regulations Section 1.704-1(b).  If any Company
Property is to be distributed in kind, such property shall be distributed on the basis of its fair market value, as determined by the General Partner, after the Partners' Capital Accounts have
been adjusted to reflect the manner in which any unrealized gain and loss with respect to such Company Property (that had not been reflected in the Capital
Accounts previously) would be allocated among the Partners if there were a taxable disposition of the Company Property for its fair market value. These provisions and other provisions of this Agreement relating to the maintenance of
Capital Accounts are intended to comply with Treasury Regulations Section 1.704-
1(b), and shall be interpreted and applied in a manner consistent with such
Section of the Treasury Regulations.

	4.03		Deficit Capital Account Balance.  In the event that, following the liquidation (as defined in Treasury Regulations Section 1.704-1(b)(2)(ii)
(g)) of a Partner's interest in the Company (whether or not in connection with the
dissolution and termination of the Company),  and after crediting any gain or charging any loss pursuant to Article V hereof, such Partner shall have a deficit
balance in its Capital Account, such Partner shall contribute in cash to the capital of the Company (by the later of the last day of the taxable year in which
such liquidation takes place or the date 90 days after the date on which such liquidation takes place) an amount equal to the amount of such deficit balance;
provided, however, that:

	1)	the Limited Partner shall have no obligation to make a contribution to the Company pursuant to this Section 4.03, unless it has previously delivered to the General Partner an irrevocable written election to subject itself to such an obligation;

	2)	if the Limited Partner delivers such a written election to the
General Partner, the amount that the Limited Partner shall be required to

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contribute to the Company pursuant to this Section 4.03 shall not exceed a sum equal to such Partner's Initial Capital Contribution; and

	3)	although the Partners are not aware of any possible impact of the provision contained in clauses "(i)" and "(ii)" above on the Capital Account of the General Partner, if any election made by the Limited Partner in accordance with clause "(i)" above results in an increase in the deficit balance, if any, of the Capital Account of the General Partner, then such election shall not be effective and the Limited Partner shall have no obligation to make any contribution to the Partnership pursuant to this Section 4.03

	4.04		Allocation.  Any item of income, loss and deduction with
respect to any Company Property that has been contributed by a Partner to the Capital of the Company and which is required to be allocated for income tax purposes under Section 704(c) of the Code, so as to take into account the variation between the tax basis of such Company Property and its agreed upon fair market value at the time of its contribution, shall be allocated to the Partners solely for income tax purposes in the manner so required. Elections under
Section 704(c) shall be made at the discretion of the General Partner.

	4.05		Interest.  No interest shall be paid by the Company on Capital
Contributions, on balances in a Partner's Capital Account, or on any other funds distributed or distributable under this Agreement.  To the extent that the
General Partner may loan additional funds to the Company, the General Partner agrees to charge annual interest on any outstanding balance at a rate that is no more than 275 basis points above the Prime Rate.  Provided, the General Partner shall be entitled to collateralize the repayment of such indebtedness by taking a secured first mortgage, or such lesser position as the General Partner may choose, in any property of the Company, including any Project Facility.

	4.06		No Withdrawal.  Except as otherwise required under mandatory provisions of the Act, no Partner shall have the right to a withdrawal, or to receive any return of such Partner's Capital Contribution, except as specifically provided for herein.  Except as otherwise expressly provided in ARTICLE V and Section 11.02 hereof, no Partner shall have priority over any other Partner,
either as to the return of such Partner's Capital Contribution or as to income, gains, losses, deductions or credits.

	4.07		Loans.  Nothing in this Agreement shall prevent any Partner
from making secured or unsecured loans to the Company by agreement with the
Company.  The Company may upon an affirmative vote of a Supermajority-in-
Interest make loans to any Partner or any Affiliate of any Partner.
No Partner shall at
any time be required to loan additional amounts to the Company.

	4.08		Additional Capital Contributions.  There shall be no additional contributions of capital required of any Limited Partner.


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	4.09		Company Unit Represented by Certificate.  Within thirty (30)
days of the date of this Agreement, the General Partner shall issue and deliver to each Partner a certificate evidencing their respective ownership of the Units transferred by the Company to the Partners (hereinafter referred to as
"Certificate").

	4.10		Form of Certificate.  The form of Certificate to be issued by the Company may be written, typewritten, mimeographed or printed and otherwise in such form and design as may be determined by the General Partner in its discretion.

	4.11		Neither Responsible for Other's Commitments.  Neither the
Partners nor the Company shall be responsible or liable for any indebtedness or obligations of the other Partners incurred either before or after the execution of this Agreement, except as to those responsibilities or obligations incurred or assumed by a Partner pursuant to the terms of this Agreement.

	ARTICLE V.
	ALLOCATIONS AND DISTRIBUTIONS

	5.01		Allocation Among Class A Unit Holders.  Each Class A Unit
holder shall share Company items of costs, credits, income, revenues, gain, loss and distributions allocated, charged or credited to the Class A Units as a class hereunder in accordance with the proportion of the Sharing Ratio which each Class
A Unit holder bears relative to the aggregate Sharing Ratios of all Class A Unit holders.

	5.02		Allocation Among Class B Unit Holders.  Each Class B Unit
holder shall share Company items of costs, credits, income, revenues, gain, loss and distributions allocated, charged or credited to the Class B Units as a class hereunder in accordance with the proportion which the Sharing Ratio of each Class
B Unit holder bears relative to the aggregate Sharing Ratios of all Class B Unit holders.

	5.03		Allocation of Start Up Costs.  Except as otherwise expressly provided, all  Start Up Costs of the Company, whether immediately expensed during
any fiscal year or amortized over a greater period of time, shall be computed in accordance with tax accounting principles consistently applied, using such methods of amortization or expense as the General Partner determines to use for federal income tax purposes, and shall be allocated in the order and proportions among the Partners as follows:



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	A)	First, Until B Unit Capital Accounts Equal Zero:

			Class A Units					0%
			Class B Units					100%

	B)	Thereafter:

			Class A Units					100%
			Class B Units					0%

	5.04		Allocation of  Losses.  Except as otherwise expressly provided, all  Losses  of the Company for each fiscal year shall be computed in accordance with tax accounting principles consistently applied, using such methods of accounting for depreciation and other items as the General Partner determines to use for federal income tax purposes, and shall be allocated in the order and proportions among the Partners as follows:

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A)	First, Until B Unit Capital Accounts Equal Zero:

			Class A Units					 0%
			Class B Units					100%

	B)	Thereafter:

			Class A Units					100%
			Class B Units					0%

	5.05		Allocation of Profits.  Except as otherwise expressly provided, all Profits  of the Company for each fiscal year computed in accordance with tax accounting principles consistently applied, using such methods of accounting for depreciation and other items as the General Partner determines to use for federal income tax purposes, shall be allocated among the Partners as follows:

	A)	Prior to Return:

			Class A Units					40%
			Class B Units					60%

	B)	After Return:

			Class A Units					51%
			Class B Units					49%

	5.06		Distributions, Period Return Amounts, and Special Allocations.

	A)	Interim distributions, if made, shall be distributed to the Partners out of Distributable Cash Funds as follows:

		Prior to Return:

			Class A Units					40%
			Class B Units					60%

	After Return:

			Class A Units					51%
			Class B Units					49%

	B)	In the event of a Sale or distributions in connection with a dissolution of the Company in accordance with ARTICLE XI, the Company shall also distribute to the Partners out of Net Cash Proceeds in accordance with Section 5.06(A).


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C)	Notwithstanding the provisions of Section 5.06 (A), to the extent that there are Distributable Cash Funds available at any time prior to Return, then before any funds shall be distributed to the holders of Class A Units, there shall first be remitted to the holders of Class B Units an amount equal to their B Unit Period Return Amount. To the extent that such B Unit Period Return Amount is not paid in any fiscal year, it shall accumulate and the obligation to pay the same shall carry over into the next and other succeeding years until paid. Notwithstanding the provisions of Section 5.05 (A) or of the preceding sentence of this Section 5.06 (C), to the extent that there are Distributable Cash Funds available at any time prior to Return but after full payment of all B Unit Period
Return Amounts then owing, then before any additional funds shall be distributed to the holders of Class B Units, there shall first be remitted to the holders of Class A Units an amount equal to their A Unit Period Return Amount. To the extent that such A Unit Period Return Amount is not paid in any fiscal year, it shall accumulate and the obligation to pay the same shall carry over into the next and other succeeding years until paid. It is understood and agreed that sums received as the payment of the B Unit Period Return Amount shall constitute a return of capital and not of income or profits to the extent that such payments would not decrease the Class B Unit Holder's capital account below zero. Further, any distribution that is in excess of any B Unit Holder's capital account shall be deemed to be a "gross income" (as that term is defined under Section 61 of the Code) allocation to the extent of such distribution.

	D)	It is understood and agreed that distributions, including the B Unit
Period Return Amount, may be, but shall not be required to be, made at least quarterly.  No distribution to the Partners shall be made in kind, in lieu of cash.

	5.07		Allocation in the Event of Transfer.  In the event of an
assignment of a Partner's interest in the Company pursuant to ARTICLE IX, all Profits and Losses of the Company for federal, state and local income tax purposes shall, unless otherwise required by applicable Treasury Regulations, be determined monthly and shall be allocated to the Partners in accordance with their Sharing Ratios in Class B Units and Class A Units, as the case may be, on the first (1st) day of such month; provided, however, a Partner transferring all or a portion of his Units at any time during a month is deemed to have transferred the Units as of the first (1st) day of the month following the transfer; provided, further, that gain or loss on a sale or other disposition of all or a substantial portion of the assets of the Company shall be allocated to the Partners of record on the day of such sale or other disposition. Notwithstanding any of the foregoing, the General Partner may allocate such items on some other reasonable basis if it determines, in its sole discretion, that the Company's methods of allocating such items does not satisfy the requirements of
Section 706 of the Code and the Treasury Regulations promulgated thereunder.

	5.08		Qualified Income Offset.  Notwithstanding anything in this
ARTICLE V to the contrary, in the event a Partner unexpectedly receives any adjustment, allocation or distribution described in Section
1.704(b)(2)(ii)(d)(4), (5) or (6) of the Treasury Regulations, which causes or increases the deficit balance in such Partner's capital account, then items of income and gain shall be allocated to such Partner or Partners in an amount and manner sufficient to eliminate the deficit balances in their Capital Accounts as quickly as possible.

	ARTICLE VI.
	MANAGEMENT AND OPERATION OF BUSINESS

	6.01		General Partner.  The Company shall have one (1) General
Partner who is a Partner of the Company. The initial General Partner of the Company shall be the corporation named in the Certificate of Limited
Partnership
and who shall serve as General Partner of the Company until such time as it resigns and withdraws from the Company or is removed in accordance with Section
6.02. In the event the General Partner resigns, the replacement General Partner shall be selected by a vote of a Supermajority-in-Interest of the Partners.

	6.02		Removal of General Partner.  A Supermajority-in-Interest of the
Unit holders shall have the right to remove a General Partner, but only for cause, and to choose a new General Partner.  The replacement General Partner shall be selected by a vote of a Majority-in-Interest of the Unit holders.  The replacement General Partner's appointment shall be further conditioned upon the
Partners obtaining the full release of all then outstanding guaranties to which the then replaced General Partner and its Affiliates are parties.

	6.03		Management of Company.  The management of the Company shall be vested solely with the General Partner, chosen in accordance with this
Agreement,
who shall have full authority and discretion to conduct the ordinary and usual business and affairs of the Company, to take any action of any kind and to do anything and everything such General Partner deems necessary, subject to the restrictions set forth in this Agreement.  The General Partner shall be imposed with a fiduciary duty to conduct the business and affairs of the Company in the best interests of the Company and of the Partners, including the safekeeping and use of all Company funds and assets for the exclusive benefit of the Company whether or not the same shall be in the immediate possession or control of the
General Partner. Provided, the preceding sentence shall not be construed as prohibiting the General Partner from contracting with an Affiliate (for example,
BCI Construction, Inc.) provided that the General Partner believes in good faith
that the terms of such agreement are commercially reasonable.   No Limited
Partner shall take part in or interfere in any manner with the conduct or control
of the business of the Company or have any right or authority to act for or bind the Company unless such Limited Partner has been expressly authorized by the
General Partner in writing to act as an agent of the Company for a particular matter, transaction or series of same.

	6.04		Restrictions on the Authority of the General Partner.  Subject
to the provisions of this Agreement, except as herein provided, the General
Partner shall not be authorized to do any of the following acts without the prior consent of all of the Partners:

	A)	Any act in contravention of this Agreement or the Certificate of
Limited Partnership  of the Company;

	B)	Any act which would make it impossible or impractical for the
Company to conduct the ordinary business of the Company;

	C)	Confess judgment against the Company; or

	D)	Possess, sell or otherwise dispose of any property of the Company, except in the ordinary course of business.

	6.05		Outside Activities.

	A)	Each Partner, including the General Partner, and such Partner's
Affiliates may have business interests and engage in business activities in addition to those relating to the Company. However, during the term of the Joint Venture Agreement, no Partner shall directly or indirectly own, operate, develop, construct, manage or participate in the ownership, development, construction, operation or management of any assisted living, dementia or other specialty care facility for the elderly located in the "Territory", as such term is defined by the Joint Venture Agreement. In addition, as long as SGH and Partner or any Affiliate of any Partner own directly or indirectly any beneficial interest in the Company, and for a period of one (1) year thereafter, such Partner or their Affiliate shall not directly or indirectly own, operate, develop, construct, manage or participate in the ownership, development, construction, operation or management of any assisted living, dementia or other specialty care facility for the elderly located within twenty five (25) miles from any Project Facility owned by the Company. The restrictions set forth in this Section 6.05 are subject to the following exceptions:

		1)	such restrictions shall not be considered violated by reason of Partner or their Affiliates developing, owning and/or constructing nursing home facilities which require a certificate of need or the equivalent; and

	2)	such restrictions shall not be considered violated by reason of any Partner or any Affiliate of any Partner owning less than a five percent (5%) interest in a legal entity that owns, develops, constructs, operates or manages any assisted care or dementia or other special care facilities and whose shares of stock are traded on a nationally recognized stock exchange or traded in the over-the-counter market.

	B)	Each Partner hereby agrees that the restrictions set forth in this
Section 6.05 are founded on valuable consideration and are reasonable in duration and geographic area in view of the circumstances under which this Agreement is executed and that such restrictions are necessary to protect the legitimate interests of the Company and its Partners. In the event that any provision of this Section 6.05 is determined to be invalid by any arbitrator or court of competent jurisdiction, the provisions of this Section 6.05 shall be deemed to have been amended and the parties agree to execute any documents and take whatever action is necessary to evidence such amendment, so as to eliminate or modify any such invalid provision and to carry out the intent of this Section
6.05 to render the terms of this Section 6.05 enforceable in all respects as so modified.

	C)	Each Partner acknowledges and agrees that irreparable injury may result to the other Partners and/or the Company if a Partner breaches any covenant contained in this Section 6.05 and that the remedy at law for the breach of any such covenant will be inadequate. Therefore, if any Partner shall engage in any act in violation of any of the provisions of this Section 6.05, the other Partners and the Company (or any or all of them) shall be entitled, in addition to such other remedies and damages as may be available to any or all of them at law or under this Agreement, to injunctive relief to enforce the provisions of this Section 6.05.

	D)	Neither the Company nor the other Partners shall have any rights by virtue of this Agreement or the relationship contemplated herein to share or participate in any other business ventures or activities of such Partner or such
Partner's Affiliates.

	6.06		Management Fee.  In consideration of the performance of the on-
going day to day management of each Project Facility, the Company shall, no less frequently than monthly pay to the General Partner (or its subcontractor) an amount equal to seven percent (7%) of the gross revenue realized by the Company for each accounting period (hereinafter "Management Fee"). To the extent not paid, the Management Fee shall be cumulative from month to month and from fiscal year to fiscal year.

	6.07	Administrative Compensation.  In consideration for the rendering of certain administrative activities during the initial operation phase of the
Project Facility, the Company shall pay to the General Partner (or its subcontractor), by no later than the initial funding of the construction financing for the Project Facility a one time fee in the amount of Twenty
Thousand Dollars ($20,000) (hereinafter "Administrative Compensation"). It is understood and agreed that the Administrative Compensation is intended to compensate the General Partner for its efforts and is in addition to any reimbursement for any and all direct costs incurred by the General Partner on behalf of the Company during the initial operation phase of the Project
Facility.
The General Partner may contract with or assign to another party, including an
Affiliate of Sterling House Corporation, all or a portion of the responsibility for performing such activities.

	6.08		Devotion of Time.  The General Partner shall not be expected to devote its entire time or attention to the Company's business, but only such time and effort as is required for the sound and proper management of the
Company.

	6.09		Indemnification.

	A)	Company Indemnity.  To the maximum extent permitted by law, the
Company shall indemnify and hold harmless the General Partner, all Partners, their respective Affiliates, and the employees and agents of the Company (each, an "Indemnitee") from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorney's fees and disbursements), judgments, fines, settlements, penalties and other expenses actually and reasonably incurred by the Indemnitee in connection with any and all claims, demands, actions, suits, or proceedings, civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise, by reason of the fact that the Indemnitee is or was a Limited Partner or the General
Partner of the Company or is or was an employee or agent of the Company, including
Affiliates of the foregoing, arising out of or incidental to the business of the Company, provided (i) the Indemnitee's conduct did not constitute willful misconduct or recklessness, (ii) the action is not based on breach of this Agreement, (iii) the Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company and within the scope of such Indemnitee's authority, and (iv) with respect to a criminal action or proceeding, the Indemnitee had no reasonable cause to believe Indemnitee's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not, in and of itself, create a presumption or otherwise constitute evidence that the Indemnitee acted in a manner contrary to that specified above.

	B)	Advancement of Expenses.  Expenses incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding subject to this Section
6.09 may, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the

Company of an undertaking by or on behalf of the Indemnitee to repay such amount(s) if it shall ultimately be determined that such Person is not entitled to be indemnified as authorized in this Section 6.09.

	C)	Non-Exclusivity.  The indemnification provided by this Section 6.09 shall be in addition to any other rights to which the Indemnitee may be entitled under any agreement, vote of the Partners, as a matter of law or equity, or otherwise, and shall inure to the benefit of the successors, assignees, heirs, personal representatives and administrators of the Indemnitee.

	D)	Insurance.  The Company may purchase and maintain insurance, at the
Company's expense, on behalf of any Indemnitee against any liability that may be asserted against or expense that may be incurred by an Indemnitee in connection with the activities of the Company regardless of whether the Company would have the power to indemnify such Indemnitee against such liability under the provisions of this Agreement.

	6.10	Cost Reimbursement In consideration for the execution of any guaranty by the General Partner, for any Project Facility, if and as required for any third party construction of initial permanent financing of such facility, the
Company shall reimburse the General Partner an amount equal to its direct costs paid to third parties for providing such guaranty (hereinafter the "Cost
Reimbursement").  It is understood and agreed that the Cost Reimbursement is non- refundable and fully earned upon execution of each such guaranty.  In the event
any Project Facility is thereafter refinanced, the General Partner shall not be obligated to execute a guaranty for the same, absent the reimbursement of any additional direct costs paid to third parties.

	ARTICLE VII.
	BOOKS, RECORDS, ACCOUNTING AND REPORTS

	7.01		Books and Records.  Appropriate books and records with respect to the Company's business, including, without limitation, all books and records necessary to provide to the Partners any information, lists and copies of documents required to be provided pursuant to the Act shall at all times be kept at the principal office of the Company or at such other places as agreed to by the Partners.  Without limiting the foregoing, the following shall be maintained at the Company's principal office:  (i) a current list of the full name and last known business address of each Limited Partner and General Partner; (ii) copies of records that would enable a Limited Partner to determine the relative voting rights of the Partners; (iii) a copy of the Certificate of Limited Partnership

, and any amendments thereto; (iv) copies of the Company's federal, state and local income tax returns and reports, if any, for the then three (3) most recent years; (v) a copy of this Agreement; and (vi) copies of any financial statements of the Company for the then three (3) most recent fiscal years. Any records maintained by the Company in the regular course of its business may be kept on, or be in the form of, magnetic tape, photographs or any other information storage device, provided that the records so kept are convertible into clearly legible written form within a reasonable period of time. Upon reasonable request, each Limited Partner shall have the right, during ordinary business hours, to inspect and copy any of such records at the requesting Limited Partner's expense.

	7.02		Accounting.  The books of the Company for regulatory and
financial reporting purposes shall be maintained on either a cash or accrual basis of accounting, which shall be determined by the General Partner. The Company books for purposes of maintaining and determining Capital Accounts shall be maintained in accordance with the provisions of this Agreement, Section 704 of the Code and, to the extent not inconsistent therewith, the principles described above for financial reporting and regulatory purposes.

	7.03		Fiscal Year.  The fiscal year of the Company shall be the
calendar year, unless otherwise determined by a Majority-in-Interest vote of the Partners.

	ARTICLE VIII.
	TAX MATTERS

	8.01		Tax Matters Partner.  The Partners hereby appoint the General
Partner, as the "Tax Matters Partner" (hereinafter referred to as the "TMP") as defined in Section 6231(a)(7) of the Code.  The TMP is authorized to take such actions and to execute all statements and forms on behalf of the Company which may be permitted or required by the applicable provision of the Code or the
Treasury Regulations, and the Partners shall take all other actions that may be necessary or appropriate to effect the designation of the General Partner as the
TMP.  In the event of an audit of the Company's income tax returns by  the
Internal Revenue  Service, the TMP may, at the expense of the Company, retain accountants and other professionals to participate or assist in the audit process.  All expenses incurred by the TMP in such capacity as TMP shall be expenses of the Company and paid from Company funds.  The TMP may be changed by a vote of a Majority-in-Interest of the Partners.

	8.02		Taxation as a Partnership.  No election shall be made by the
Company or any Partner for the Company to be excluded from the application of any provision of Subchapter K, Chapter 1, of Subtitle A of the Code or from any similar provisions of any state tax laws.

	ARTICLE IX.
	TRANSFER OF UNITS

	9.01		Transfer.

	A)	The term "transfer," when used in this ARTICLE IX with respect to a
Unit, shall be deemed to refer to a transaction by which the Partner assigns all or a portion of such Partner's Unit(s), or any interest therein, to another
Person, or by which the holder of a Unit assigns the Unit to another Person or
Assignee, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, transfer by will or intestate succession, exchange, or any other disposition.

	B)	No Units shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this ARTICLE IX. Any transfer or purported transfer of any Units not made in accordance with this
ARTICLE IX shall be null and void. If there is an involuntary transfer by operation of law or otherwise and such involuntary transfer is not made in accordance with this ARTICLE IX, then the Assignee shall not be a Substitute Partner, and shall have no right to participate in the Company's affairs as a Partner thereof, but instead, shall only be entitled to receive the share of profits, losses or other distributions by way of income and/or the return of capital to which the transferring Partner would otherwise be entitled at the time said transferring Partner would be entitled to receive the same and such Assignee shall not have any right to participate in the business or affairs of the Company, including the right to vote on, consent to, or otherwise participate in any decision of the Partners.

	9.02		Transfer of Units by a Partner.

	A)	Except as provided in Section 9.03 hereto, no Units may be
transferred by a Partner unless the following conditions are first satisfied:

		1)	The consent of each Partner has been obtained, which may be
granted or withheld in each Partner's sole discretion, such consent to be evidenced by a written instrument, dated and signed by the Partner;

		2)	The transferee and each Partner execute and file all documents necessary for the transferee to be a Substitute Partner and be bound by the terms hereof and such transferee is admitted as a Substitute Partner; and

		3)	The Company receives a written opinion from the Company's
legal counsel that such transfer would not materially adversely affect the classification of the Company as a partnership for federal and state income tax purposes or cause the Company to be treated as a publicly-traded partnership.

	B)	The transfer restrictions on all Units shall be conspicuously noted
by an appropriate legend on each Certificate issued to a Partner.

	C)	In no event shall any Unit be transferred to a minor or any
incompetent except by will or intestate succession and in full compliance with the provisions of this ARTICLE IX.

	D)	The Company need not recognize, for any purpose, any transfer of all or any fraction of a Unit unless there shall have been filed with the Company and recorded on the Company's books a duly executed and acknowledged counterpart of
the instrument of assignment and such instrument evidences the written acceptance
by the Assignee of all of the terms and provisions of this Agreement and such
Assignee expressly represents that such assignment was made in accordance with all applicable laws and regulations.

	E)	Any holder of a Unit (including a transferee thereof) shall be deemed conclusively to have agreed to comply with and be bound by all terms and conditions of this Agreement, with the same effect as if such holder had executed an express acknowledgment thereof, whether or not such holder in fact has executed such an express acknowledgment.

	9.03		Option to Company to Purchase Unit(s) on Lifetime Transfer.
Subject to Section 11.01(F), in the event a Partner (hereinafter referred to as the "Selling Partner") receives a bona fide offer from a prospective buyer to acquire any or all of his or her Unit(s), which offer the Selling Partner intends
to accept, the Selling Partner shall first transmit to the Company and the other
Partners, not less thirty (30) days prior to the time the proposed sale of the
Unit(s) is to be consummated, written notice (hereinafter referred to as the
"Notice") by certified mail of his or her intention to make such disposition of his or her Unit(s).  The Notice shall set out the terms and conditions of the intended disposition, including the purchase price payable for such Unit(s) by the prospective buyer.  Within fifteen (15) days following the giving of the
Notice, the Partners shall be polled by the General Partner.  An affirmative vote
of the Partners holding a Majority-in-Interest, excluding the Selling Partner's
Units, for purposes of both voting and determining the number of Unit(s)
outstanding, shall authorize the General Partner and entitle the Company to purchase such Unit(s) at a per Unit price equal to and upon the same terms and conditions as are set forth in the Notice.

	9.04		Option to Partners to Purchase Unit(s) on Lifetime Transfer.
If any Unit owned by the Selling Partner is not purchased by the Company in accordance with the provisions of Section 9.03, then the Unit(s) not so purchased
shall then be offered for sale and shall be subject to an option on the part of each of the other Class B and Class A Unit holders to purchase a "proportionate share" of any or all of such Unit(s) which option shall be exercised, if at all, in writing within fifteen (15) days of the polling of the Partner pursuant to the provisions of Section 9.03.  Such Partners shall be entitled to purchase such

Unit(s) at a per Unit price equal to and upon the same terms and conditions as are set forth in the Notice. For purposes of this Section, the term "proportionate share" shall mean the Unit(s) offered for sale which the proportion of the Sharing Ratio of each Class B and Class A Unit holder bears to the aggregate Sharing Ratios (other than the Unit(s) offered for sale) of all Class B and Class A Unit holders. In addition, if any Unit offered for sale is not purchased by the Partner(s) first entitled thereto, the term "proportionate share" shall include the Unit or Units not purchased by the Partner(s) first entitled thereto which the Sharing Ratio of each Partner bears to the aggregate Sharing Ratios (other than the Sharing Ratio of the Unit(s) offered for sale) of all Class B and Class A Unit holders other than the Partner(s) otherwise first entitled to so purchase the Unit(s) but who has/have declined to purchase the Unit(s).

	9.05		Termination of Restrictions on Lifetime Transfer.  If any Unit
owned by the Selling Partner is not purchased by the Company in accordance with the provisions of Section 9.03, or if any or all are not purchased by the other
Partners in accordance with the provisions of Section 9.04, then the Units that are not so purchased may then still only be duly transferred to the Person set forth in the Notice upon obtaining the prior written consent of all the Partners pursuant to the terms and conditions of Section 10.01. If consent of all the
Partners is not obtained, then the Assignee of the Selling Partner's Units shall not be entitled to any of the rights granted to a Partner hereunder other than the right to receive all or part of the share of profits, losses, cash distribution or returns of capital to which the Selling Partner would otherwise be entitled.  In no event shall such transfer be on terms or conditions other than those set forth in the Notice.  If any terms or conditions change or differ from those set forth in the Notice, said Unit(s) must then be resubmitted for sale to the Company and the Partners on the basis of the changed terms and conditions pursuant to Sections 9.03 and 9.04 herein.  Notwithstanding any such transfer or disposition of a Selling Partner's Unit(s) to a third party, the restrictions imposed by this Agreement shall continue to apply to the Unit(s)
owned by such transferee or Assignee and to any remaining Unit(s) owned by the
Selling Partner, and the Assignee or transferee shall, prior to the transfer of such Unit(s), agree to be bound by this Agreement.

	9.06		Option to Company to Purchase Unit(s) on Death.  Subject to
Section 11.01(F), in the event of the death of any Partner (except in the case of the death of a Person holding a Unit or Units as a joint tenant with the right
of survivorship vested with another Partner), all of the Unit(s) of such Partner shall be subject to an option to purchase as provided in this Section.  Within ninety (90) days after the appointment of the legal representative of the deceased Partner or one hundred twenty (120) days after the death of such

Partner, whichever occurs first, the General Partner shall calculate a proposed option price for the deceased Partner's Unit(s) by determining the product of his or her Sharing Ratio multiplied by the estimated market value of the Company on the last day of the calendar month immediately preceding the date of death, including goodwill and going concern value, plus the share of cash on hand, prepaid expenses, accounts receivable (less a reserve for doubtful accounts), less the deceased Partner's estate's share of debts, obligations and other liabilities of the Company. The proposed option price shall then be communicated to the deceased Partner's legal representative or, if none, to his or her next of kin. The purchase price to be paid by the Company shall be payable in cash, or its equivalent, unless different terms are desired by the deceased Partner's estate and are agreed to by the Company. If the parties are unable to agree as to the option price within fifteen (15) days following the communication of the proposed option price, the Company and the legal representative of the deceased Partner's estate shall then select a mutually agreeable appraiser to determine the option price. If the Company and the deceased Partner's estate cannot agree on the appraiser to be selected, then each shall select an appraiser. The two appraisers shall in turn select a third appraiser who shall determine the option price. If they cannot agree on a third appraiser, then the option price shall be the average of their two respective appraisals. The fees of all appraisers shall be borne by the deceased Partner's estate. Each appraiser selected hereunder shall be a reputable appraisal firm which has substantial experience in appraising commercial real estate, which shall mean that a minimum the appraiser must be state certified, a member in good standing with the American Institute of Real Estate Appraisers and a member in good standing with the Appraisal Institute. Within fifteen (15) days after the option price has been determined, the Partners shall be polled by the General Partner at which time all of the Units of such deceased Partner shall be offered for sale to the Company at the option price and under the terms agreed to by the deceased Partner's estate if other than cash terms. A Majority-In-Interest of the Partners, excluding the deceased Partner's Units for both purposes of voting and determination of Units outstanding, shall decide within fifteen (15) days from the date polled whether the Company shall exercise its option.

	9.07		Option to Partners to Purchase Unit(s) on Death.  If any Unit
owned by a deceased Partner is not purchased by the Company in accordance with the provisions of Section 9.06, then the Units not so purchased shall be offered for sale and shall be subject to an option on the part of each of the Class B
and
Class A Unit holders to purchase a proportionate share (as defined in Section
9.04) of any or all of such Units, which option shall be exercised, if at all, at the time of the polling of the Class B and Class A Unit holders pursuant to the provisions of Section 9.06.  The purchase price to be paid and the terms of payment shall be equal to, determined and calculated in accordance with the provisions set forth in Section 9.06.

	9.08		Termination of Restrictions on Transfer at Death.  If any Unit
owned by the deceased Partner is not purchased by the Company in accordance with
Section 9.06 or is not purchased by the Partners in accordance with the provisions of Section 9.07, then the Unit(s) not so purchased shall be transferred pursuant to the testamentary disposition of the deceased Partner or by the laws of intestacy, as the case may be.  Notwithstanding, the restrictions imposed by this Agreement shall also thereafter apply to the Units owned by any such transferee or Assignee of the Units and the Assignee or transferee shall, prior to the transfer of such Unit(s), agree in writing to be bound by this
Agreement.

	9.09		Restrictions on Transfers.  Notwithstanding the other
provisions of this ARTICLE IX, no transfer of any Unit of any Partner in the Company shall be made (including any transfer from one Partner to another Partner) if the transfer (i) would violate applicable federal and state securities laws or rules and regulations of the Securities and Exchange Commission, any state securities commission or any other governmental authority with jurisdiction over the transfer, (ii) would materially adversely affect the classification of the Company as a partnership for federal or state income tax purposes, or (iii) would affect the Company's qualification as a Limited Partnership under the Act.

	9.10		Issuance of Certificates.  Upon the transfer of a Unit in
accordance with ARTICLE IX, the Company shall, if certificates have been issued, issue replacement certificates. All certificates shall contain legends required by this Agreement or otherwise required by law.

	9.11		Compliance With Applicable Law.  The restrictions on transfer contained in this ARTICLE IX are intended to comply (and shall be interpreted consistently) with the restrictions on transfer set forth in the Act.

	9.12		Lost, Stolen or Destroyed Certificates.  The Company may issue a new certificate in place of any certificate previously issued if the record holder of any purportedly lost, stolen or destroyed certificate:  (i) makes proof
by affidavit that a previously issued certificate has been lost, stolen, or destroyed; (ii) requests the issuance of a new Certificate before the Company has
notice that the Units evidenced by such certificate have been acquired by a purchaser for value in good faith and without notice of an adverse claim; and
(iii) if required by the Company, delivers to the Company a bond with surety or sureties acceptable to the Company, to indemnify the Company against any claim that may be made on account of the alleged loss, destruction or theft of the certificate.  The Company shall be entitled to treat such Record Holder as the
Partner or Assignee in fact of any Units and, accordingly, shall not be required to recognize any equitable or other claim or interest in or with respect to the

Units on the part of any other Person, regardless of whether it has actual or other notice thereof.

	ARTICLE X.
	ADMISSION OF SUBSTITUTE AND ADDITIONAL PARTNERS

	10.01		Admission of Substitute Partners.  Upon a transfer of a
Unit by a Partner in accordance with ARTICLE IX (but not otherwise), the transferor shall have the power to give, and by transfer of any Certificate issued shall be deemed to have given, the transferee the right to apply to become a Substitute Partner with respect to the Unit(s) acquired, subject to the conditions of and in the manner permitted under this Agreement. A transferee of a Certificate representing a Unit shall be an Assignee with respect to the transferred Unit (whether or not such transferee is a Partner or Substitute Partner with respect to other previously acquired Units) unless and until all of the following conditions are satisfied:

	A)	The instrument of assignment sets forth the intentions of the assignor that the Assignee succeed to the assignor's interest as a Substitute Partner in such assignor's place;

	B)	The assignor and Assignee shall have fulfilled all other
requirements of this Agreement;

	C)	The Assignee shall have paid all reasonable legal fees and filing costs incurred by the Company in connection with such Assignee's substitution as a Partner; and

	D)	The Partners shall have unanimously approved such substitution in writing, which approval may be granted or withheld by each Partner in such Partner's sole and absolute discretion and may be arbitrarily withheld, and the books and records of the Company have been modified to reflect the admission.

	The admission of an Assignee as a Substitute Partner with respect to a transferred Unit shall become effective on the date the Partners give their unanimous written consent to the admission and the books and records of the Company have been modified to reflect such admission. Any Partner who transfers all of such Partner's Units with respect to which such Partner had been admitted as a Partner shall cease to be a Partner of the Company upon a transfer of such Units in accordance with ARTICLE IX and the execution of a counterpart of this Agreement by the transferee and shall have no further rights as a Partner in or with respect to the Company (whether or not the Assignee of such former Partner is admitted to the Company as a Substitute Partner).

	10.02		Admission of Additional Partners.  The admission of new
Partners to the Company shall be accomplished only by the prior written approval of the Partners holding at least a Supermajority-in-Interest. A supplemental agreement in terms satisfactory to the General Partner, shall be executed by the

Company and each new Partner setting forth (i) the amount of contribution to the capital of the Company to be remitted by the new Partner, and (ii) the number of Unit(s) to be owned by such new Partner. Each such supplemental agreement shall be attached to this Agreement as an exhibit.

	ARTICLE XI.
	DISSOLUTION

	11.01		Events Causing Dissolution.  The Company shall be
dissolved and its affairs shall be wound up only upon the occurrence of any of the following events:

	A)	The expiration of the period fixed for the duration of the Company by the Certificate of Limited Partnership ;

	B)	The unanimous written agreement of all the Partners;

	C)	The bankruptcy of the Company;

	D)	The sale or other disposition of all or substantially all of the
Company's assets;

	E)	A court decree shall be issued finding that other circumstances exist which render a dissolution of the Company equitable or required by law;

	F)	Upon the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Limited Partner, or the occurrence of any other event which terminates the continued partnership of a Partner in the Company (any such events being referred to herein as an "Event of Dissolution"), unless there are at least two (2) remaining Partners and the Partners then holding at least a Majority-In-Interest of the Units unanimously agree to continue the Company and the unanimous written consent of the General Partner. If the requisite number of Partners so elect to continue the Company, the Company shall continue until the expiration of the term for which it was formed or until the occurrence of another
Event of Dissolution, in which event any remaining Partners and the General Partner shall again elect whether to continue the Company pursuant to this
Section 11.01(F); or

	G)	The withdrawal of the General Partner, unless within 90 days after the withdrawal, all of the Limited Partners agree in writing to continue the business of the Company and to the appointment of a successor General Partner.
If all of the Limited Partners so elect to continue the Company, the Company shall continue until the expiration of the term for which it was formed, until the occurrence of an Event of Dissolution, in which event any remaining Partners and the General Partner may again elect whether to continue the Company pursuant to this Section 11.01(F), or the withdrawal of such successor General Partner, in which event the Limited Partners may again elect whether to continue the Company pursuant to this Section 11.01(G).

	11.02		Procedure on Dissolution.  Upon dissolution of the

Company, the General Partner, and if there is no General Partner, then the Partners, shall proceed with reasonable promptness to wind up the business affairs of the Company and to liquidate the Company's business and assets by selling all of the Company's assets. The proceeds from the sale of the assets of the Company shall be distributed in the following order of priority:

	A)	FIRST, to the payment to its creditors of all debts and liabilities of the Company in the order of priority prescribed by law, except those liabilities owed to Partners of the Company on account of their contributions;

	B)	SECOND, to the establishment of reserves for any contingent
liabilities or obligations of the Company, as deemed necessary by the General Partner or the Partners, as the case may be;

	C)	THIRD, to the repayment of any loans (including principal and accrued but unpaid interest thereon) that have been made by any Partner to the Company and to any other liabilities due and owing to Partners;

	D)	FOURTH, to all Partners with positive balances in their Capital
Accounts to the extent required to reduce said Capital Accounts down to zero;
and

	E)	The balance, if any, shall be distributed among the Partners in accordance with the allocation provisions then in effect as set forth in Section 5.06.

	11.03		Filing Certificate of Cancellation.  Upon the completion
of the distribution of Company Property as provided in Section 11.02, a Certificate of Cancellation shall be filed as required by the Act, and each Partner agrees to take whatever action may be advisable or proper to carry out the provisions of this ARTICLE XI.

	11.04		Return of Capital.  The return of Capital Contributions
shall be made solely from Company Property.

	11.05		Withdrawal of Limited Partner.  A Limited Partner may not
withdraw from the Company at any time absent the approval of all Partners.

	ARTICLE XII.
	AMENDMENT OF AGREEMENT; MEETINGS; RECORD DATE

	12.01		Amendments.  All amendments to this Agreement shall
require a Supermajority-in-Interest vote.

	12.02		Limitations on Amendments.  Notwithstanding any other
provision of this Agreement, no amendment to this Agreement may (i) enlarge the obligations of any Partner under this Agreement, or (ii) amend this Section 12.02, Section 12.01, or Section 10.01(D), without the unanimous approval of all Partners.

	12.03		Meetings.  Meetings of the Company may be called by the
General Partner or by Partners holding not less than twenty percent (20%) of the Units by giving at least ten (10) days prior written notice and not more than sixty (60) days written notice of the time, place and purpose of the meeting to all Partners.

	12.04		Adjournment.  When a meeting is adjourned to another time
or place, notice need not be given of the adjourned meeting, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than forty-five (45) days. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than forty-five (45) days, a notice of the adjourned meeting shall be given in accordance with this Section 12.04.

	12.05		Waiver of Notice; Consent to Meeting; Approval of
Minutes. The transactions of any meeting of the Company, however called and noticed, and whenever held, are as valid as though conducted at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the Partners entitled to vote, but not present in person or by proxy, approves by signing a written waiver of notice or an approval to the holding of the meeting or an approval of the minutes thereto. All waivers, consents, and approval shall be filed with the Company records or made a part of the minutes of the meeting. Attendance of a Partner at a meeting shall constitute a waiver of notice of the meeting, except when such Partner objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required to be included in the notice of the meeting, but not so included, if the objection is expressly made at the meeting.

	12.06		Quorum.  The holders of more than fifty percent (50%) of
the Units entitled to vote represented in person or by proxy, shall constitute a quorum at a meeting of Partners. The Partners present at a duly called or held meeting at which a quorum is present may continue to participate at such meeting until adjournment, notwithstanding the withdrawal of enough Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the requisite percentage of Units of Partners specified in this Agreement. In the absence of a quorum, any meeting of Partners may be adjourned from time to time by a majority vote of the Partners represented either in person or by proxy entitled to vote, but no other matters may be proposed, approved or disapproved, except as provided in Section 12.04.

	12.07		Action Without a Meeting.  Any action that may be taken
by any vote of the Partners may be taken without a meeting if a consent to such action is signed by Partners holding Units representing not less than the minimum number of votes that would be necessary to otherwise authorize or take such action at a meeting at which all Units entitled to vote thereon were present and voted. Prompt notice of the taking of any action without a meeting shall be given to those Partners who have not consented in writing.

	ARTICLE XIII.

	POWER OF ATTORNEY

	13.01		Power of Attorney.

	A)	Each Partner by his execution or adoption of this Agreement, to the extent permitted by law, hereby irrevocably and indefinitely makes, constitutes and appoints the General Partner, individually and jointly, of the Company, his or her true and lawful attorney-in-fact, to make, execute, sign, acknowledge, elect, deliver, file for recording at the appropriate public offices or to publish:

		1)	The Certificate of Limited Partnership ;

		2)	This Agreement;

		3)	Any statement of intent to dissolve or amendment thereof,
instruments and documents which may be required under law, or by any state or governmental agency, or as may be appropriate for the conduct of Company business, its continuation or its dissolution in termination of the Company pursuant to the terms of this Agreement;

		4)	Any amendments to this Agreement and/or Certificate of Limited
Partnership  which have been approved pursuant to the provisions of this
Agreement and applicable law;

		5)	The election to continue the Company upon the death,
retirement, resignation, expulsion, bankruptcy or dissolution of a Partner;

		6)	The correction of any erroneous statement in this Agreement
and/or the Certificate of Limited Partnership ; and

		7)	Any agreements or certificates required to admit additional
Partners into the Company.

	Without limitation, this power of attorney shall include amendment of the Certificate of Limited Partnership and this Agreement to reflect:

		1)	A change in the name or address of the Company or its resident agent;

		2)	The correction or clarification of an incorrect or erroneous statement in this Agreement or the Certificate of Limited Partnership  (or any
amendment of either of both of them); and

		3)	The amendment of this Agreement or the Certificate of Limited
Partnership  where the effect of such amendment does not actually or potentially materially adversely affect the right of the Partners.

	Provided, however, that the General Partner in its capacity as said attorney-in-fact shall only take actions and execute documents in accordance with the provisions of this Agreement and shall not take any action for a Partner which would in any way increase the liability of a Partner beyond the liability set forth in this Agreement or in his or her Subscription Agreement.

	B)	It is expressly acknowledged and agreed by each Partner that this power of attorney is coupled with an interest and that it shall survive his or her death or incapacity (to the extent permitted by law) and the sale, assignment or transfer by a Partner of all or any part of his Unit(s).

	ARTICLE XIV.
	GENERAL PROVISIONS

	14.01		Notices.  Any notice, demand, request or report required
or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class mail to the Partner at the address set forth on Schedule "1" or such address as a Partner may hereafter provide to Company in writing. Any notice, payment, or report to be given or sent to a Partner hereunder shall be deemed conclusively to have been given or sent, upon mailing of such notice, payment, or report to the address shown on the records of the Company, regardless of any claim of any Person who may have an interest in the Unit by reason of an assignment or otherwise.

	14.02		Captions.  All "ARTICLE" and "Section" captions in this
Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "ARTICLES" and "Sections" are to ARTICLES and Sections of this Agreement.

	14.03		Pronouns and Plurals.  Whenever the context may require,
any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

	14.04		Binding Effect.  This Agreement shall be binding upon and
inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assignees.

	14.05		Integration.  This Agreement constitutes the entire
agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

	14.06		Waiver.  No failure by any party to insist upon the
strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

	14.07		Counterparts.  This Agreement may be executed in
counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this

Agreement immediately upon affixing such party's signature hereto, independently of the signature of any other party.

	14.08		Applicable Law.  This Agreement shall be construed in
accordance with and governed by the laws of the State of Florida, without regard to its principles of conflict of laws.

	14.09		Invalidity of Provisions.  If any provision of this
Agreement is or becomes invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not be affected thereby.

	14.10		Limitation of Liability.  Anything herein to the contrary
notwithstanding, except as otherwise expressly agreed to in writing, a Limited Partner shall not be personally liable for any debts, liabilities, or obligations of the Company, whether to the Company, to any of the other Partners, or the creditors of the Company, beyond the Capital Account of the Limited Partner, together with the Limited Partner's share of the assets and undistributed profits of the Company.

	IN WITNESS WHEREOF,   the parties hereto have executed this Agreement as
of the _____ day of                                              , 1997.

							PARTNERS:

							COVENTRY CORPORATION
							a Kansas corporation, d/b/a
							Coventry Corporation of the Republic,
Inc.,
							as General Partner


							By
							      Steven L. Vick, President


							ELDERLY LIVING/PCJ, LIMITED
							PARTNERSHIP
							a Florida limited partnership
							By: C.R. Development, Inc., General
Partner


							By

							      Stephen D. Russell, President

	Schedule "1"

	to


	Limited Partnership Agreement
	OF

	GLADSTONE DEVELOPMENT, LIMITED PARTNERSHIP


Number of Units		Consideration			Subscriber

   98                   Class A  			Coventry Corporation
                                                c/o
								Sterling House Corporation
 		        					Suite 500
								453 South Webb Road
								Wichita, Kansas  67207




   902                   Class B
   		The Remittance of up to $200,000	Elderly Living/PCJ, Limited
		as provided by the Joint Venture	Partnership
			Agreement				Suite 200 E
								4 Sawgrass Village Drive								Ponte Verde Beach, Florida
								32082